Exhibit 10.104

EXECUTION COPY

AMENDMENT NO. 1
TO THE SECOND
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Second Amended and Restated Limited Liability Company Agreement of Radiation Therapy Investments, LLC, dated as of March 25, 2008 (the “LLC Agreement”) is entered into as of November 24, 2010 (the “Execution Date”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the LLC Agreement.

WHEREAS, Radiation Therapy Investments, LLC (the “Company”) and its Members entered into the LLC Agreement on March 25, 2008;

WHEREAS, Section 3.2 of the LLC Agreement provides that the Board of Managers of the Company (the “Board”) shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Board may determine, additional Units or other Equity Securities of the Company (including issuing additional Class B Units or Class C Units or creating other classes or series of Units or other Equity Securities having such powers, designations, preferences and rights as may be determined by the Board);

WHEREAS, the Board wishes to exercise its right to authorize 5,000.0000 additional Preferred Units and 25,000.0000 additional Class A Units of the Company in compliance with Section 3.2 of the LLC Agreement;

WHEREAS, Section 6.10(b)(vi) of the LLC Agreement provides that the Board shall not, without the prior written consent of the Vestar Group Majority Holders, do, or cause to be done, or agree to do or cause to be done, the authorization, issuance or sale of, or the granting of permission to any Subsidiary to authorize, any Equity Securities or rights to acquire any Equity Securities other than issuance of any additional Class B and Class C Units, but without causing the total number of all outstanding Class B and Class C Units at any time to exceed 13% of the aggregate number of Units (other than the Preferred Units);

WHEREAS, in compliance with Section 6.10(b)(vi) of the LLC Agreement, the Board has received the written consent of the Vestar Group Majority Holders, dated as of November 11, 2010, pursuant to which the Vestar Group Majority Holders authorize the Board to authorize 5,000.0000 additional Preferred Units and 25,000.0000 additional Class A Units of the Company;

WHEREAS, Section 9.5 of the LLC Agreement provides that the Board may amend the LLC Agreement without the consent of any class of Members in order to provide for the creation and/or issuance of, with the consent of the Vestar Majority Holders, any other class of units or other securities (whether of an existing or new class), and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances and to add parties to this Agreement as contemplated by the LLC Agreement;

WHEREAS, in compliance with Section 9.5 of the LLC Agreement, the Board desires to make certain amendments to the LLC Agreement in connection with the authorization of

5,000.0000 additional Preferred Units and 25,000.0000 additional Class A Units of the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Section 3.1 of the LLC Agreement is hereby deleted and replaced in its entirety as follows:

“(a)         Units; Initial Capitalization.  Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement shall be represented by units of limited liability company interest (each a “Unit”).  The Company initially shall have four authorized classes of Units, designated Preferred Units, Class A Units, Class B Units and Class C Units, with 532,521.8175 Preferred Units, 10,025,000.0000 Class A Units, 526,262.5000 Class B Units and 967,848.8492 Class C Units authorized for issuance.  On the date hereof, the issued and outstanding Units consist of 527,521.8175 Preferred Units, 10,000,000.0000 Class A Units, 505,212.0000 Class B Units and 913,407.3514 Class C Units.  The ownership by a Unitholder of Units shall entitle such Unitholder to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article IV and Article V.  The Company may not issue any fractional Units.”

2.             This Amendment is adopted and approved by the Board in accordance with Section 3.2, Section 6.10(b)(vi) and Section 9.5 of the LLC Agreement and shall be effective as of the date hereof.  Upon the effectiveness of this Amendment, each reference in the LLC Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the LLC Agreement shall mean the LLC Agreement as amended hereby.

3.             Except as specifically set forth above, the LLC Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.             THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Execution Date.

/s/ Daniel E. Dosoretz
Daniel E. Dosoretz, M.D.

/s/ James L. Elrod, Jr.
James L. Elrod, Jr.

/s/ Bryan J. Carey
Bryan J. Carey

/s/ Anil Shrivastava
Anil Shrivastava

/s/ Erin L. Russell
Erin L. Russell

/s/ James H. Rubenstein
James H. Rubenstein, M.D.

/s/ Howard M. Sheridan
Howard M. Sheridan, M.D.

[Signature Page to Amendment No. 1 to the Second Amended and Restated Limited Liability Company
 Agreement of Radiation Therapy Investments, LLC]